UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2014 (January 10, 2014)

Elephant Talk Communications Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-030061	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 3600 NW 138TH St. STE 102 Oklahoma City, OK 73134

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (405) 301-6774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Report, including the exhibits included herein, may contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included in this Report are subject to significant risks and uncertainties, including but limited to: risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future; our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations; our potential lack of revenue growth and other factors detailed in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 7.01. Regulation FD Disclosure.

Elephant Talk Communications Corp. (the “Company”) will hold upcoming presentations relating to the Company and its recent developments. The form of slide show presentation used by management of the Company to describe the business is attached hereto as Exhibit 99.1.

Item 8.01 Other Events

On December 13, 2013, the Company announced that it had signed a 5-year extension (the “Extension”) with Vodafone Enabler Espana, S.L. (“Vodafone”), and that under the Extension the Company would receive continuous prepayments in the aggregate amount of approximately $10 million (the “Prepayment”) for the duration of the contract. Currently, the Company is in discussions with Vodafone regarding the specific timing of the Prepayment, and has not, as of yet, received any portion of the Prepayment.

Item 9.01. Financial Statements and Exhibits.

99.1	Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS CORP.

Date: January 10, 2014	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel